Exhibit 99.1

Morgan Stanley

Financials Conference

June 10, 2014 Keith Cargill, President and CEO

Peter Bartholow, Chief Operating Officer and CFO

Texas Capital Bancshares, Inc.

Certain matters discussed in connection with this presentation may contain forward-looking statements, which are subject to risks and uncertainties and are based on Texas Capital’s current estimates or expectations of future events or future results. Texas Capital is under no obligation, and expressly disclaims such obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events or otherwise. A number of factors, many of which are beyond Texas Capital’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-K and other filings made by Texas Capital with the Securities and Exchange Commission.

Texas Capital Bancshares, Inc.

Overview and Strategy

Texas Capital Bancshares, Inc. is a business bank operating principally in the 5 largest MSAs in Texas.

– All 5 markets ranked in the top 10% among all MSAs in terms of creating and sustaining both job and economic growth

– Borrowers with borrowing needs of $2 to $15mm – Middle market businesses, high net worth entrepreneurs

Growth strategy

– Organic growth (never made a bank acquisition)

– Grow loan/deposit base by hiring and retaining highly experienced bankers with established relationships and industry expertise

– Growth opportunities reside in the 5 Texas markets with some specialty lines of business extending beyond these markets

Strong Credit Culture – low net charge-offs since inception with better asset quality than peers in all cycles

Fort Worth Dallas San Antonio Austin Houston

Texas Capital Bancshares, Inc.

Opening Remarks & Financial Highlights

Strong Balanced Growth

Core Earnings Power

Credit Quality

Exceptional growth in traditional LHI balances – record growth for seasonally weak Q1

Mortgage Finance (MF) increased market share with exceptional results

Continued growth in deposits, improving low-cost funding composition

Successful deployment of new capital with growth in loans exceeding the $281 million raised in anticipation of growth

Growth in deposits produced planned growth and improved asset sensitive position

Growth in total loans producing foundation for strong growth in net revenue

High level of asset sensitivity increased with growth in loans and demand deposits

Business model focused on organic growth demonstrates ability to produce high returns on invested capital

Growth driven by improvement in market share with increased capacity resulting from success in recruiting and product extension

Credit metrics remain strong

NCOs at 10 bps in Q1-2014

NPAs well below pre-crisis levels

High allowance coverage ratios

Provision primarily related to growth in core LHI

Texas Capital Bancshares, Inc.

Revenue & Expense

Revenue & Expense Trends

500,000

400,000

300,000

200,000

100,000

0

Operating Revenue CAGR: 19% Net Interest Income CAGR: 20% Non-interest Income CAGR: 9% Non-interest Expense CAGR: 16% Net Income CAGR: 43%

2009 2010 2011 2012 2013 Q1-2014

Non-interest Income Net Interest Income Non-interest Expense

Revenue & Expense Highlights

Strong capacity for net revenue

Growth in total loans at spreads above 4.20%

Decreased from Q4-2013 due to reduced days and subordinated debt cost

Increased 9% from Q1-2013 before adjustments

High returns maintained

Difference in days and debt expense – $4.1 million

Q1-2014 expenses include seasonal increase in FICA and related employment expense of $2.5 million from Q4-2013

Increase of $900,000 in FDIC assessment with increased rates for over $10 billion

Continued build-out expense related to recruiting in Q4-2013 and Q1-2014, product extension and support costs associated with growth

Adjusting for effects of Q1 variables, achieved improvement in operating leverage with decrease in efficiency ratio from Q4-2013

Provision represents net interest income contribution of loan growth for 3+ months

Texas Capital Bancshares, Inc.

5

Net Interest Income & Margin

NIM Highlights

Net Interest Income, before change in days and sub-debt expense above Q4-2013 and Q1-2013

Yields on traditional LHI down modestly with strong growth

Lower MF yields due to relationship pricing offset benefit to NIM from change in composition

Core funding costs - deposits and borrowed funds - stable at 17 bps after increase in liquidity balances

Cost of subordinated debt had impact of 6 bps in Q1-2014

Cost of additional liquidity approximately 5 bps in Q1-2014

Fee collection on NPLs created swing of 4 bps from Q4-2013

Net Interest Income & Margin Trends

Net Interest income ($MM) Net Interest Margin (%) Earning Asset Yield (%) Total Loan Spread (%)

120.0

100.0

80.0

60.0

40.0

20.0

0.0

6.00%

5.50%

5.00%

4.50%

4.00%

3.50%

3.00%

Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q1-2014

Texas Capital Bancshares, Inc.

6

Analysis of Net Interest Income & Profitability

NII ($MM) NIM (%)

Pre-tax Efficiency

$(1.6) 111.6 Subordinated Q4-2013 note interest 4.21% (0.06) Q1-2014 Reported $ Income 44,350 $ EPS 0.60 1.01% ROA 10.2% ROE Ratio 58.4%

(1.1) Decline in loan fee (0.04) Effect of significant items

0.0 Increase in liquidity (0.05) - Common stock offering - 0.02 - 0.75% -

(1.1) Decrease in MF loan yields (0.04) - Reduced day count in Q1 2,518 0.04 0.06% 0.64% (1.2%)

(0.6) Decrease in LHI net loan yields (0.02) - Subordinated note interest(1) 1,600 0.02 0.04% 0.40% (0.8%)

0.6 Mix shift from MF to LHI 0.02 - FICA & Other 2,471 0.04 0.06% 0.62% (1.9%)

(2.5) Reduced day count in Q1 - - FDIC insurance assessment 934 0.01 0.02% 0.24% (0.8%)

3.7 Growth (at Q4 margin) -

(0.6) Other (0.03) (1) Sub debt only outstanding for two months of Q1-2014

108.4 Q1-2014 3.99%

7 Texas Capital Bancshares, Inc.

Performance Summary

(in thousands) Q1 2014 Q4 2013 $ Q3 2013 Q2 2013 Q1 2013

Net Interest Income $ 108,315 $ 111,475 11,184 108,776 $ 101,220 $ 11,281 98,042

Non-Interest Income 10,356 10,431 112,348 11,128 109,323

Net Revenue 118,671 122,659 119,207

Provision for credit losses 5,000 5,000 5,000 7,000 2,000

OREO valuation and write-down expense – 466 – 382 2,071 71

Total provision and OREO valuation 5,000 5,466 5,000 7,382 55,629

Non-Interest expense 69,321 69,825 62,009 68,352

Income before income taxes 44,350 47,368 52,198 36,614 51,623

Income tax expense 16,089 17,012 30,356 18,724 12,542 18,479 33,144

Net Income 28,261 33,474 24,072

Preferred stock dividends 2,438 2,438 2,437 2,438 81

Net Income available to common shareholders $ 25,823 $ 27,918 $ 31,037 $ 21,634 $ 33,063

Diluted EPS $ .60 $ .67 $ .74 $ .52 $ .80

Net Interest Margin 3.99% 4.21% 4.21% 4.19% 4.27%

ROA 1.01% 1.10% 1.25% 0.95% 1.38%

ROE 10.20% 11.94% 13.74% 9.94% 15.82%

Efficiency(1) 58.4% 56.9% 52.0% 60.8% 50.9%

8 (1) Excludes OREO valuation charge

Texas Capital Bancshares, Inc.

Loan & Deposit Growth

Balance Trends

Demand Deposit CAGR: 37%

Total Deposit CAGR: 22%

Loans Held for Investment CAGR: 18%

12,000

10,000

8,000

6,000

4,000

2,000

0 2009 2010 2011 2012 2013 2014

Demand Deposits Interest Bearing Deposits Loans HFI

Total Loan Composition

($11.6 Billion at 3/31/14)

Business Assets 31%

Energy 8%

Highly Liquid Assets 2%

Unsecured 2%

Owner Occupied R/E 5%

Mortgage Finance 23%

Residential R/E Mkt. Risk 8%

Other Assets 3%

Comml. R/E Mkt. Risk 18%

Growth Highlights

Broad based growth in average traditional LHI (excluding MF) – Growth of $575 million (7%) from Q4-2013 and $1.9 billion (27%) from Q1-2013. Period-end balance $210.1million higher than Q1-2014 average balance and 29% above Q1-2013. Quarter-end balance is 20% above average for all 2013.

MF performance exceeded industry trends with decrease of 9% from Q4-2013. Maintained average MF balances over $2.0 billion for Q1-2014.

Average DDA increased 3% from Q4-2013 and 34% from Q1-2013; total average deposits increased 3% from Q4-2013 and 26% from Q1-2013

Total deposit growth from Q1-2013 of $2 billion compared to total loan growth of $1.5 billion as planned for liquidity build and reduction in borrowed funds.

9 Texas Capital Bancshares, Inc.

Asset Quality

Non-accrual loans Q1-2014

Commercial $ 26,834

Construction –

Real Estate 16,329

Consumer 8

Equipment leases 42

Total non-accrual loans 43,213

Non-accrual loans as % of loans excluding MF .48%

Non-accrual loans as % of total loans .37%

OREO 2,420

Total Non-accruals + OREO $ 45,633

Non-accrual loans + OREO as % of loans excluding MF + OREO .51%

Reserve to non-accrual loans 2.1x

NCO / Average Traditional LHI

1.40%

1.20%

1.00% 1.14%

0.80%

0.60%

0.40% 0.58%

0.20%

0.00% 0.10% 0.07% 0.10%

2010 2011 2012 2013 2014

Asset Quality Highlights

Total credit cost of $5.0 million for Q1-2014, compared to $5.4 million in Q4-2013 and $2.1 million in Q1-2013

Provision of $5.0 million for Q1-2014 compared to $5.0 million for Q4-2013 and $2.0 million in Q1-2013

NCOs $2.1 million, or 10 bps in Q1-2014 compared to 6 bps in Q4-2013 and 7 bps in Q1-2013

No OREO valuation charge in Q1-2014 compared to $466,000 in Q4-2013 and $71,000 in Q1-2013

10 Texas Capital Bancshares, Inc.

EPS Growth

EPS Growth

(5-yr CAGR of 27%)

$3.50

$3.00 $3.01

$2.72

$2.50

$2.00 $1.99

$1.50

$1.00 $0.71 $1.00

$0.60

$0.50

$0.00 YTD

2009^ 2010 2011 2012 2013

3/31/2014

^Excludes $.15 effect of preferred TARP dividend during 2009. Reported EPS was $0.56.

11 Texas Capital Bancshares, Inc.

2014 Outlook

Business Driver 2014 Outlook v. 2013 Results

Average LHI Mid to high teens percent growth

Average LHI- Mortgage Finance Flat to down, outperforming industry

Average Deposits High teens to low 20’s percent growth

Liquidity Assets Growth with 5 bps or less impact on NIM

Net Interest Income Low double digit percent growth

Net Interest Margin 3.80% to 3.90%, driven by growth and above peer

Net Charge-Offs Less than 0.15%, and continued strong credit quality

NIE High single digit - to low double digit percent growth

Efficiency Ratio Less than 55%, slight reduction from 2013

As of June 10, 2014

12 Texas Capital Bancshares, Inc.

2014 Performance Drivers

Strengths

Proven organic growth business model continues to produce in challenging environment

Continue to be highly asset sensitive based on how we run our business

Well capitalized for expected growth

Successful track record of talent acquisition that we expect to continue

Excellent credit quality history that’s expected to continue

Mortgage Finance continues to exceed industry trends

Challenges

Low interest rates

Regulatory environment

Competition and pressure on pricing

Texas Capital Bancshares, Inc.

Q&A

Texas Capital Bancshares, Inc.

Appendix

Texas Capital Bancshares, Inc.

Average Balances, Yields & Rates - Quarterly

(in thousands)	Q1 2014		Q4 2013		Q1 2013	
	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate
Assets						
Securities	$ 57,581	4.18%	$ 65,067	4.25%	$ 93,394	4.57%
Fed Funds Sold & Liquidity Investments	304,042	.27%	158,594	.21%	103,503	.23%
Loans Held for Investment, Mortgage Finance	2,027,264	3.36%	2,238,730	3.59%	2,362,646	3.89%
Loans Held for Investment	8,717,969	4.61%	8,142,569	4.73%	6,842,766	4.77%
Total Loans, Net of Reserve	10,657,547	4.41%	10,297,290	4.52%	9,130,970	4.58%
Total Earning Assets	11,019,170	4.29%	10,520,951	4.45%	9,327,867	4.53%
Total Assets	$11,401,368		$10,899,266		$ 9,729,559	
Liabilities and Stockholders' Equity						
Total Interest Bearing Deposits	$ 6,105,214	.27%	$ 5,887,252	.26%	$ 4,988,788	.26%
Other Borrowings	293,012	.24%	314,018	.20%	1,041,573	.17%
Subordinated Notes	227,667	6.20%	111,000	6.58%	111,000	6.68%
Long-term Debt	113,406	2.20%	113,406	2.21%	113,406	2.27%
Total Interest Bearing Liabilities	6,739,299	.50%	6,425,676	.40%	6,254,767	.40%
Demand Deposits	3,381,501		3,289,307		2,529,927	
Stockholders' equity	1,177,054		1,077,822		854,327	
Total Liabilities and Stockholders' Equity	$11,401,368	.30%	$10,899,266	.24%	$ 9,729,559	.26%
Net Interest Margin		3.99%		4.21%		4.27%
Total Deposits and Borrowed Funds	$ 9,779,727	.17%	$ 9,490,577	.17%	$ 8,560,288	.17%
Loan Spread		4.24%		4.35%		4.41%

16

Texas Capital Bancshares, Inc.

Average Balance Sheet - Quarterly

(in thousands) QTD Average

Q1/Q4 % YOY %

Q1 2014 Q4 2013 Q1 2013 Change Change

Total Assets $11,401,368 $10,899,266 $9,729,559 5% 17%

Loans Held for Investment 8,717,969 8,142,569 6,842,766 7% 27%

Loans Held for Investment, Mortgage

Finance 2,027,264 2,238,730 2,362,646 (9)% (14)%

Total Loans 10,745,233 10,381,299 9,205,412 4% 17%

Securities 57,581 65,067 93,394 (12)% (38)%

Demand Deposits 3,381,501 3,289,307 2,529,927 3% 34%

Total Deposits 9,486,715 9,176,559 7,518,715 3% 26%

Stockholders’ equity 1,177,054 1,077,822 854,327 9% 38%

Texas Capital Bancshares, Inc.

Ending Balance Sheet - Quarterly

(in thousands) Period End

Q1/Q4 % YOY %

Q1 2014 Q4 2013 Q1 2013 Change Change

Total Assets $12,143,296 $11,714,397 $10,020,565 4% 21%

29%

Loans Held for Investment 8,928,033 8,486,309 6,920,011 5%

Loans Held for Investment, Mortgage

Finance 2,688,044 2,784,265 2,577,830 (3)% 4%

Total Loans 11,616,077 11,270,574 9,497,841 3% 22%

(39)%

Securities 52,960 63,214 87,527 (16)%

Demand Deposits 3,451,294 3,347,567 2,628,446 3% 31%

Total Deposits 9,729,128 9,257,379 7,745,831 5% 26%

Stockholders’ equity 1,230,131 1,096,350 1,013,195 12% 21%

Texas Capital Bancshares, Inc.